UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 28, 2005

Patterson-UTI Energy, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-22664	75-2504748
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4510 Lamesa Hwy., Snyder, Texas		79549
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	325-574-6300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

The Company wishes to disclose its press release dated July 28, 2005, furnished herewith as Exhibit 99.1, relating to the Company's financial results for the three and six months ended June 30, 2005 and the approval of a regular quarterly cash dividend of $0.04 per share.

Item 8.01 Other Events.

On July 27, 2005, the Board of Directors of Patterson-UTI Energy, Inc. approved a quarterly cash dividend on each share of its common stock in the amount of $0.04 per share. The dividend is to be paid on September 1, 2005, to holders of record as of August 16, 2005.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press Release dated July 28, 2005, relating to the financial results of Patterson-UTI Energy, Inc. for the three and six months ended June 30, 2005 and the approval of a regular quarterly cash dividend of $0.04 per share.

The information in this report is being furnished and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, shall not otherwise be subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patterson-UTI Energy, Inc.

July 28, 2005	By:	/s/ Jonathan D. Nelson

Name: Jonathan D. Nelson
Title: Vice President - Finance, Chief Financial Officer, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 28, 2005, relating to the financial results of Patterson-UTI Energy, Inc. for the three and six months ended June 30, 2005 and the approval of a regular quarterly cash dividend of $0.04 per share.